UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

CHINA SUN GROUP HIGH-TECH CO.
 (Exact name of registrant as specified in its charter)

Delaware	333-118259	54-2142880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hutan Street, Zhongshan District Dalian, People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including area code:  + (86) 411-82889800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2010, China Sun Group High-Tech Co., a Delaware corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Wealthy Support International Investment Ltd. (the “Investor”).  Pursuant to the Investment Agreement, the Company has the right to “put” to the Investor up to fifteen million dollars ($15,000,000) in shares of the Company’s common stock (the “Shares”) for a purchase price equal to 85% of the lowest closing “best bid” price of the Company’s common stock during the five (5) consecutive trading days immediately following the date of the Company’s notice (the “Put Notice”) to the Investor of its election to put shares pursuant to the Investment Agreement (the “Equity Line of Credit”).  The dollar value that the Company will be permitted to put (the “Put Amount”) will be, at its option, either: (a) up to two million dollars ($2,000,000) or (b) one hundred percent (100%) of the average daily volume in the U.S. market of the Company’s common stock for the ten (10) trading days prior to the date of the Put Notice, multiplied by the average of the three (3) daily closing bid prices immediately preceding the date of the Put Notice; provided, however, that the Put Amount shall not be less than two hundred thousand dollars ($200,000).  Additionally, in the event that the purchase price for the Company’s common stock identified in the Put Notice does not equal or exceed $0.8, as calculated with respect to any closing of the purchase by the Investor of shares pursuant to the Put Notice, then such closing will not occur.

Under the Investment Agreement, the Investor will only purchase shares when the Company meets the following conditions:

●	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
●
the Company’s common stock has not been suspended from trading for a period of two consecutive trading days and the Company has not been notified of any pending or threatened proceeding or other action to delist or suspend its common stock;

●	the Company has complied with its obligations under the Investment Agreement and the attendant Registration Rights Agreement;
●
no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Company’s common stock; and

●	the issuance of the shares will not violate any shareholder approval requirements of the market or exchange on which the Company’s shares are principally listed.

The Investment Agreement will terminate when any of the following events occur:

●	the Investor has purchased an aggregate of fifteen million dollars ($15,000,000) of the Company’s common stock;
●	twelve (12) months after the Securities and Exchange Commission (the “SEC”) declares the Registration Statement related to the resale of the shares the Company may put to the Investor effective; or
●	upon written notice from the Company to the Investor.

In addition, the Investment Agreement will be suspended if any of the following events were to occur, and would remain suspended until such events were to be rectified:

●	the Company’s common stock ceases to be registered under the Exchange Act; or
●	the trading of the Company’s common stock is suspended by the SEC, the NASD, or its principal market for two (2) consecutive trading days.

In consideration of the Equity Line of Credit contained in the Investment Agreement, the Company will pay to the Investor a due diligence fee of up to RMB 20,000, which has been paid on the execution date of the Investment Agreement.

The Company also entered into a Registration Rights Agreement with the Investor on August 18, 2010.  Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement registering the resale of the Shares.

Copies of the Investment Agreement and the Registration Rights Agreement described above are filed as exhibits herewith and the above summary of the agreements is qualified in its entirety by reference to such agreements, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement dated as of August 18, 2010 by and between the Company and Wealthy Support International Investment Ltd.
10.2	Registration Rights Agreement dated as of August 18, 2010 by and between the Company and Wealthy Support International Investment Ltd.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Investment Agreement dated as of August 18, 2010 by and between the Company and Wealthy Support International Investment Ltd.
10.2	Registration Rights Agreement dated as of August 18, 2010 by and between the Company and Wealthy Support International Investment Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA SUN GROUP HIGH-TECH CO.

By:	/s/ BIN WANG
Bin Wang, Chief Executive Officer

Date: August 24, 2010